Exhibit 12.2

Ruder Ware BUSINESS ATTORNEYS FOR BUSINESS SUCCESS	500 North First Street, Suite 8000 P.O. Box 8050 Wausau, WI 54402-8050 Tel 715.845.4336 Fax 715.845.2718 mrowe@ruderware.com www.ruderware.com

March 24, 2017

Stratford Bancshares, Inc.

307 N. Weber Avenue

P.O. Box 13

Stratford, WI  54484

Re:

Regulation A Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Stratford Bancshares, Inc., a Wisconsin corporation (“Stratford”), in connection with the preparation of Stratford’s Offering Statement on Form 1-A that is being filed herewith (the “Offering Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”).  The Offering Statement relates to the proposed issuance by Stratford of up to 84,178 shares (the “Shares”) of common stock, $1.00 par value per share, of Stratford, pursuant to the Agreement and Plan of Reorganization, dated as of October 3, 2016 (the “Agreement”), by and among Stratford; Stratford State Bank; Stratford Merger Corp.; Spencer Bancorporation, Inc.; and Heritage Bank.  This opinion is delivered to you pursuant to Item 17 of Form 1-A.  All capitalized terms that are defined in the Offering Statement shall have the same meanings when used herein, unless otherwise specified.

In connection with this opinion, we have reviewed the Offering Statement, the Agreement, the articles of incorporation of Stratford, as amended, and bylaws of Stratford, as amended, certificates of public officials and officers of Stratford, and such other documents and made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the due election, appointment and proper incumbency of all officers and directors of Stratford, and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent

Ruder Ware BUSINESS ATTORNEYS FOR BUSINESS SUCCESS

Stratford Bancshares, Inc.

March 24, 2017

investigation upon the accuracy of representations made to us by appropriate representatives of Stratford.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the shares to be issued by Stratford pursuant to the Agreement as consideration for the transaction described in the Offering Statement (the “Merger Transaction”) will, once issued by Stratford following the satisfaction or waiver of all conditions precedent to the Merger Transaction under the terms of the Agreement, be validly issued, fully paid, and nonassessable.

In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Wisconsin Business Corporation Act.  This opinion is limited to the matters set forth herein and no other opinion should be inferred beyond the matters expressly stated.  The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is furnished to you in connection with the filing of the Offering Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ RUDER WARE, L.L.S.C.

Ruder Ware, L.L.S.C.